Exhibit 99.1
First Watch Restaurant Group, Inc. Reports Strong Q1 2024 Financial Results
Total revenues increased 14.7%; same-restaurant sales growth of 0.5%*
Income from operations margin of 5.1% and restaurant level operating profit margin of 20.8%
Net income of $7.2 million and Adjusted EBITDA of $28.6 million
9 system-wide restaurants opened across 8 states

BRADENTON, FL — May 7, 2024 — First Watch Restaurant Group, Inc. (NASDAQ: FWRG) (“First Watch” or the “Company”), the leading Daytime Dining concept serving breakfast, brunch and lunch, today reported financial results for the thirteen weeks ended March 31, 2024 (“Q1 2024”).

“First Watch posted another solid quarter with positive same restaurant sales*, traffic trends that improved sequentially through the quarter and year-over-year adjusted EBITDA growth,” said Chris Tomasso, First Watch CEO and President. “We continue to focus on delivering exceptional experiences for our customers and our employees validated by customer experience scores that have never been higher and continued improvement in employee turnover. We remain confident in our long-term growth prospects driven by our proven portability and a total addressable market more than three times our current size.”

Highlights for Q1 2024 compared to Q1 2023:

•Total revenues increased 14.7% to $242.4 million in Q1 2024 from $211.4 million in Q1 2023
•System-wide sales increased 9.4% to $289.6 million in Q1 2024 from $264.7 million in Q1 2023
•Same-restaurant sales growth of 0.5%* and same-restaurant traffic growth of (4.5)%*
•Income from operations margin decreased to 5.1% during Q1 2024 from 7.4% in Q1 2023
•Restaurant level operating profit margin** decreased to 20.8% in Q1 2024 from 21.2% in Q1 2023
•Net income decreased to $7.2 million, or $0.12 per diluted share, in Q1 2024 from $9.4 million, or $0.15 per diluted share in Q1 2023
•Adjusted EBITDA** increased to $28.6 million in Q1 2024 from $27.4 million in Q1 2023
•Opened 9 system-wide restaurants in 8 states resulting in a total of 531 system-wide restaurants (432 company-owned and 99 franchise-owned) across 29 states
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* Comparing the thirteen-week periods ended March 31, 2024 and April 2, 2023 in order to compare like-for-like periods
** See “Non-GAAP Financial Measures” below

For additional financial information related to thirteen weeks ended March 31, 2024, refer to the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on May 7, 2024, which can be accessed at https://investors.firstwatch.com in the Financials & Filings section.

Updated Outlook Fiscal Year 2024

Based upon first quarter results and current trends, management provides the following updated outlook for the 52-week fiscal year ending December 29, 2024:

•Same-restaurant sales growth in a range of flat-to-up 2.0% with same restaurant traffic growth in the negative low single digits.
•Total revenue growth in the range of 17.0% to 19.0%(1).
•Total of 51 to 57 new system-wide restaurants, net of 1 company-owned and 1 franchise-owned restaurant closure (44 to 48 new company-owned restaurants and 9 to 11 new franchise-owned restaurants).

Management confirms the following guidance for fiscal 2024:

•Adjusted EBITDA(2) in the range of $106.0 million to $112.0 million(1)
•Blended tax rate in the range of 27.0% to 29.0%
•Capital expenditures in the range of $125.0 million to $135.0 million invested primarily in new restaurant projects and planned remodels(3)
______________________
(1) Includes approximately 7.0% in total revenue growth and approximately $12.0 million in Adjusted EBITDA associated with completed acquisitions
(2) We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, a reconciliation to the corresponding GAAP financial measure is not available without unreasonable effort.
(3) Does not include the capital outlays associated with the acquisition of franchise-owned restaurants

Conference Call and Webcast
Chris Tomasso, Chief Executive Officer and President, and Mel Hope, Chief Financial Officer, will host a conference call and webcast to discuss these financial results for Q1 2024 on May 7, 2024 at 8:00 AM ET.

Interested parties may listen to the conference call via any one of three options:

•Dial 201-389-0914, which will be answered by an operator
•Pre-register by entering your information at this Call me™ link and entering the following Call me™ passcode to receive a direct call for instant access to the event: 62605
•Join the webcast at https://investors.firstwatch.com/news-and-events/events

The webcast will be archived shortly after the call has concluded.

Definitions
The following definitions apply to these terms as used in this release:
System-wide restaurants: the total number of restaurants, including all company-owned and franchise- owned restaurants.

System-wide sales: consists of restaurant sales from our company-owned restaurants and franchise-owned restaurants. We do not recognize the restaurant sales from our franchise-owned restaurants as revenue.

Same-restaurant sales growth: the percentage change in year-over-year restaurant sales (excluding gift card breakage) for the comparable restaurant base, which is defined as the number of company-owned First Watch branded restaurants open for 18 months or longer as of the beginning of the fiscal year (“Comparable Restaurant Base”). For the first quarter of 2024, this operating metric compares the first fiscal quarter ended March 31, 2024 with the thirteen-week period ended April 2, 2023, versus the fiscal quarter ended March 26, 2023, in order to compare like-for-like periods. For the thirteen weeks ended March 31, 2024 and April 2, 2023, there were 344 restaurants and 328 restaurants, respectively, in our Comparable Restaurant Base.

Same-restaurant traffic growth: the percentage change in traffic counts for the thirteen weeks ended March 31, 2024 as compared to the thirteen-week period ended April 2, 2023 using the Comparable Restaurant Base.

Adjusted EBITDA: a non-GAAP measure, is defined as net income (loss) before depreciation and amortization, interest expense, income taxes and items that the Company does not consider in the evaluation of its ongoing core operating performance.

Adjusted EBITDA margin: a non-GAAP measure, is defined as Adjusted EBITDA as a percentage of total revenues.

Restaurant level operating profit: a non-GAAP measure, is defined as restaurant sales, less restaurant operating expenses, which include food and beverage costs, labor and other related expenses, other restaurant operating expenses, pre-opening expenses and occupancy expenses. In addition, Restaurant level operating profit excludes corporate-level expenses and items that are not considered in the Company’s evaluation of its ongoing core operating performance.

Restaurant level operating profit margin: a non-GAAP measure, is defined as Restaurant level operating profit as a percentage of restaurant sales.

About First Watch
First Watch is an award-winning Daytime Dining concept serving made-to-order breakfast, brunch and lunch using fresh ingredients. A recipient of hundreds of local “Best Breakfast” and “Best Brunch” accolades, First Watch’s chef-driven menu includes elevated executions of classic favorites along with First Watch specialties such as the Quinoa Power Bowl®, Farm Stand Breakfast Tacos, Avocado Toast, Chickichanga, Morning Meditation (juiced in-house daily), Spiked Lavender Lemonade and its signature Million Dollar Bacon. In 2023, First Watch was named the top restaurant brand in Yelp’s inaugural list of the 50 most loved brands in the U.S. In 2023 and 2022, First Watch was named a Top 100 Most Loved Workplace® in Newsweek by the Best Practice Institute. In 2022, First Watch was awarded a sought-after MenuMasters honor by Nation’s Restaurant News for its seasonal Braised Short Rib Omelet and recognized with ADP’s coveted Culture at Work Award. First Watch operates more than 530 First Watch restaurants in 29 states. For more information, visit www.firstwatch.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to any historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “future,” “intend,” “outlook,” “potential,” “project,” “projection,” “plan,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other similar expressions. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed herein, in our Annual Report on Form 10-K as of and for the year ended December 31, 2023, including under Part I. Item 1A. “Risk Factors” and Part II. Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at https://investors.firstwatch.com/financial-information/sec-filings. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: uncertainty regarding the Russia and Ukraine war, Israel-Hamas war and the related impact on macroeconomic conditions, including inflation, as a result of such conflicts or other related events; our vulnerability to changes in economic conditions and consumer preferences; our inability to successfully open new restaurants or establish new markets; our inability to effectively manage our growth; potential negative impacts on sales at our and our franchisees’ restaurants as a result of our opening new restaurants; a decline in visitors to any of the retail centers, lifestyle centers, or entertainment centers where our restaurants are located; lower than expected same-restaurant sales growth; unsuccessful marketing programs and limited time new offerings; changes in the cost of food; unprofitability or closure of new restaurants or lower than previously experienced performance in existing restaurants; our inability to compete effectively for customers; unsuccessful financial performance of our franchisees; our limited control over our franchisees’ operations; our inability to maintain good relationships with our franchisees; conflicts of interest with our franchisees; the geographic concentration of our system-wide restaurant base in the southeast portion of the United States; damage to our reputation and negative publicity; our inability or failure to recognize, respond to and effectively manage the accelerated impact of social media; our limited number of suppliers and distributors for several of our frequently used ingredients and shortages or disruptions in the supply or delivery of such ingredients; information technology system failures or breaches of our network security; our failure to comply with federal and state laws and regulations relating to privacy, data protection, advertising and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection, advertising and consumer protection; our potential liability with our gift cards under the property laws of some states; our failure to enforce and maintain our trademarks and protect our other intellectual property; litigation with respect to intellectual property assets; our dependence on our executive officers and certain other key employees; our inability to identify, hire, train and retain qualified individuals for our workforce; our failure to obtain or to properly verify the employment eligibility of our employees; our failure to maintain our corporate culture as we grow; unionization activities among our employees; employment and labor law proceedings; labor shortages or increased labor costs or health care costs; risks associated with leasing property subject to long-term and non-cancelable leases; risks related to our sale of alcoholic beverages; costly and complex compliance with federal, state and local laws; changes in accounting principles applicable to us; our vulnerability to natural disasters, unusual weather conditions, pandemic outbreaks, political events, war and terrorism; our inability to secure additional capital to support business growth; our level of indebtedness; failure to comply with covenants under our credit facility; and the interests of our largest stockholder may differ from those of public stockholders.

The forward-looking statements included in this press release are made only as of the date hereof and are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. All information presented herein is based on our fiscal calendar. Unless otherwise stated, references to particular years, quarters, months or periods refer to our fiscal years and the associated quarters, months and periods of those fiscal years.

Investor Relations Contact

Steve L. Marotta
941-500-1918
investors@firstwatch.com

Media Relations Contact

Jenni Glester
407-864-5823
jglester@firstwatch.com

Non-GAAP Financial Measures (Unaudited)

To supplement the consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we use the following non-GAAP measures, which present operating results on an adjusted basis: (i) Adjusted EBITDA, (ii) Adjusted EBITDA margin, (iii) Restaurant level operating profit and (iv) Restaurant level operating profit margin. Our presentation of these non-GAAP measures includes isolating the effects of some items that are either nonrecurring in nature or vary from period to period without any correlation to our ongoing core operating performance. These supplemental measures of performance are not required by or presented in accordance with GAAP. Management believes these non-GAAP measures provide investors with additional visibility into our operations, facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance, help to identify operational trends and allow for greater transparency with respect to key metrics used by management in our financial and operational decision making. Our non-GAAP measures may not be comparable to similarly titled measures used by other companies and have important limitations as analytical tools. These non-GAAP measures should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP as they may not provide a complete understanding of our performance. These non-GAAP measures should be reviewed in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Adjusted EBITDA and Adjusted EBITDA Margin

Management uses Adjusted EBITDA and Adjusted EBITDA margin (i) as factors in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the Company’s operating results and the effectiveness of our business strategies and (iii) internally as benchmarks to compare the Company’s performance to that of its competitors.

The following tables reconcile Net income and Net income margin, the most directly comparable GAAP measures, to Adjusted EBITDA and Adjusted EBITDA margin for the periods indicated:

	THIRTEEN WEEKS ENDED
(in thousands)	MARCH 31, 2024	MARCH 26, 2023
Net income	$7,214	$9,360
Depreciation and amortization	12,271	9,117
Interest expense	2,599	1,907
Income taxes	2,799	4,558
EBITDA	24,883	24,942
Strategic costs (1)	235	305
Loss on extinguishment and modification of debt	428	—
Stock-based compensation (2)	1,866	1,497
Delaware Voluntary Disclosure Agreement Program (3)	8	367
Transaction expenses, net (4)	669	253
Insurance proceeds in connection with natural disasters, net (5)	—	(141)
Impairments and loss on disposal of assets (6)	119	134
Recruiting and relocation costs (7)	204	30
Severance costs (8)	178	26
Adjusted EBITDA	$28,590	$27,413

Total revenues	$242,449	$211,406
Net income margin	3.0%	4.4%
Adjusted EBITDA margin	11.8%	13.0%

Additional information
Deferred rent expense (9)	$343	$584
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(1) Represents costs related to process improvements and strategic initiatives. These costs are recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(2) Represents non-cash, stock-based compensation expense which is recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(3) Represents professional service costs incurred in connection with the Delaware Voluntary Disclosure Agreement Program related to unclaimed or abandoned property. These costs are recorded in General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(4) Represents costs incurred in connection with the acquisition of franchise-owned restaurants, expenses related to debt, secondary offering costs and in 2024, an offsetting gain on release of contingent consideration liability.
(5) Represents insurance recoveries, net of costs incurred, in connection with hurricane damage, which were recorded in Other income, net on the Consolidated Statements of Operations and Comprehensive Income.
(6) Represents costs related to the disposal of assets due to retirements, replacements or certain restaurant closures. There were no impairments recognized during the periods presented.
(7) Represents costs incurred for hiring qualified individuals. These costs are recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(8) Severance costs are recorded in General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(9) Represents the non-cash portion of straight-line rent expense recorded within both Occupancy expenses and General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.

Restaurant level operating profit and Restaurant level operating profit margin

Restaurant level operating profit and Restaurant level operating profit margin are not indicative of our overall results, and because they exclude corporate-level expenses, do not accrue directly to the benefit of our stockholders. We will continue to incur such expenses in the future. Restaurant level operating profit and Restaurant level operating profit margin are important measures we use to evaluate the performance and profitability of each operating restaurant, individually and in the aggregate and to make decisions regarding future spending and other operational decisions. We believe that Restaurant level operating profit and Restaurant level operating profit margin provide useful information about our operating results, identify operational trends and allow for transparency with respect to key metrics used by us in our financial and operational decision-making.

The following tables reconcile Income from operations and Income from operations margin, the most directly comparable GAAP financial measures, to Restaurant level operating profit and Restaurant level operating profit margin for the periods indicated:

	THIRTEEN WEEKS ENDED
(in thousands)	MARCH 31, 2024	MARCH 26, 2023
Income from operations	$12,286	$15,331
Less: Franchise revenues	(3,141)	(3,438)
Add:
General and administrative expenses	27,658	22,705
Depreciation and amortization	12,271	9,117
Transaction expenses, net (1)	669	253
Impairments and loss on disposal of assets (2)	119	134
Restaurant level operating profit	$49,862	$44,102

Restaurant sales	$239,308	$207,968
Income from operations margin	5.1%	7.4%
Restaurant level operating profit margin	20.8%	21.2%

Additional information
Deferred rent expense (3)	$293	$534
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(1) Represents costs incurred in connection with the acquisition of franchise-owned restaurants, expenses related to debt, secondary offering costs and, in 2024, an offsetting gain on release of contingent consideration liability.
(2) Represents costs related to the disposal of assets due to retirements, replacements or certain restaurant closures. There were no impairments recognized during the periods presented.
(3) Represents the non-cash portion of straight-line rent expense recorded within Occupancy expenses on the Consolidated Statements of Operations and Comprehensive Income.

FIRST WATCH RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(Unaudited)

	THIRTEEN WEEKS ENDED
	MARCH 31, 2024	MARCH 26, 2023
Revenues:
Restaurant sales	$239,308	$207,968
Franchise revenues	3,141	3,438
Total revenues	242,449	211,406
Operating costs and expenses:
Restaurant operating expenses (exclusive of depreciation and amortization shown below):
Food and beverage costs	52,184	46,627
Labor and other related expenses	79,735	68,573
Other restaurant operating expenses	36,792	31,696
Occupancy expenses	19,168	15,934
Pre-opening expenses	1,567	1,036
General and administrative expenses	27,658	22,705
Depreciation and amortization	12,271	9,117
Impairments and loss on disposal of assets	119	134
Transaction expenses, net	669	253
Total operating costs and expenses	230,163	196,075
Income from operations	12,286	15,331
Interest expense	(2,599)	(1,907)
Other income, net	326	494
Income before income taxes	10,013	13,918
Income tax expense	(2,799)	(4,558)
Net income	$7,214	$9,360

Net income	$7,214	$9,360
Other comprehensive income
Unrealized gain on derivatives	1,238	—
Income tax related to other comprehensive income	(309)	—
Comprehensive income	$8,143	$9,360

Net income per common share - basic	$0.12	$0.16
Net income per common share - diluted	$0.12	$0.15
Weighted average number of common shares outstanding - basic	60,012,790	59,243,430
Weighted average number of common shares outstanding - diluted	62,476,379	60,597,729